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Exhibit 1.2

Company Number: 31989

B Y E - L A W S

of

Xyratex Ltd

(Adopted 27 February 2004 and amended by resolution 13 April 2005)

TABLE OF CONTENTS

Bye-Law
1	Interpretation	1
2	Board of Directors	2
3	Management of the Company	2
4	Power to appoint managing director or chief executive officer	2
5	Power to appoint manager	2
6	Power to authorise specific actions	2
7	Power to appoint attorney	3
8	Power to delegate to a committee	3
9	Power to appoint and dismiss employees	3
10	Power to borrow and charge property	3
11	Exercise of power to purchase shares of or discontinue the Company	3
12	Nomination and Election of Directors	3
13	Defects in appointment of Directors	4
14	Alternate Directors	4
15	Removal of Directors	5
16	Vacancies on the Board	5
17	Notice of meetings of the Board	6
18	Quorum at meetings of the Board	6
19	Meetings of the Board and of Independent Directors	6
20	Unanimous written resolutions	6
21	Contracts and disclosure of Directors' interests	6
22	Remuneration of Directors	6
23	Officers of the Company	7
24	Appointment of Officers	7
25	Remuneration of Officers	7
26	Duties of Officers	7
27	Chairman of meetings	7
28	Register of Directors and Officers	7
29	Obligations of Board to keep minutes	7
30	Indemnification of Directors and Officers of the Company	8
31	Waiver of claim by Member	8
32	Notice of annual general meeting	8
33	Notice of special general meeting	8
34	Accidental omission of notice of general meeting	9
35	Meeting called on requisition of members	9
36	Short notice	9
37	Postponement and cancellation of meetings	9
38	Quorum for general meeting	9
39	Adjournment of meetings	9
40	Attendance and security at meetings	10
41	Written resolutions	10
42	Attendance of Directors	10
43	Voting at meetings	11
44	Voting on show of hands	11
45	Decision of chairman	11
46	Demand for a poll	11
47	Seniority of joint holders voting	12
48	Instrument of proxy	12
49	Representation of corporations at meetings	12
50	Rights of shares	13
51	Power to issue shares	14

52	Variation of rights, alteration of share capital and purchase of shares of the Company	15
53	Registered holder of shares	16
54	Death of a joint holder	16
55	Share certificates	16
56	Calls on shares	16
57	Forfeiture of Shares	17
58	Contents of Register of Members	17
59	Inspection of Register of Members	17
60	Determination of record dates	17
61	Instrument of transfer	18
62	Restriction on Transfer	18
63	Transfers by joint holders	18
64	Representative of deceased Member	18
65	Registration on death or bankruptcy	18
66	Declaration of dividends by Board	19
67	Other distributions	19
68	Reserve fund	19
69	Payment of Dividends and Deduction of amounts due to the Company	19
70	Issue of bonus shares	20
71	Records of account	20
72	Financial year end	20
73	Financial statements	20
74	Powers of Audit Committee	20
75	Composition of Audit Committee	20
76	Remuneration of Audit Committee Members	21
77	Appointment of Auditor	21
78	Remuneration of Auditor	21
79	Vacation of office of Auditor	21
80	Access to books of the Company	21
81	Report of the Auditor	21
82	Notices to Members of the Company	21
83	Notices to joint Members	22
84	Service and delivery of notice	22
85	The seal	22
86	Manner in which seal is to be affixed	22
87	Winding-up/distribution by liquidator	22
88	Business Combinations	23
89	Alteration of Bye-laws	23
90	Suspension of Independence Requirements	23
Schedule—Form A (Bye-law 48)		24
Schedule—Form B (Bye-law 57)		25
Schedule—Form C (Bye-law 61)		26
Schedule—Form D (Bye-law 65)		27

INTERPRETATION

1.
Interpretation

        (1)   In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:—

    "Act" means the Companies Act 1981 as amended from time to time;

    "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

    "Audit Committee" means a committee of the Board comprised solely of Independent Directors with the purposes set out in these Bye-laws;

    "Auditor" includes any individual or partnership;

    "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

    "Common Shares" means common shares of US$0.01 each in the capital of the Company.

    "Company" means the company for which these Bye-laws are approved and confirmed;

    "Deferred Shares" means deferred shares of US$0.01 each in the capital of the Company.

    "Director" means a director of the Company and shall include an Alternate Director and an Independent Director;

    "Group" means the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

    "Independent Director" means a director of the Company who meets the applicable requirements of independence set forth in the applicable rules and regulations of the NASDAQ National Market and the U.S. federal securities laws.

    "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

    "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

    "Officer" means any person appointed by the Board to hold an office in the Company;

    "Preference Shares" means preference shares of US$0.01 each in the capital of the Company.

    "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

    "Register of Members" means the Register of Members referred to in these Bye-laws;

    "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

    "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary.

        (2)   In these Bye-laws, where not inconsistent with the context:—

    (a)
    words denoting the plural number include the singular number and vice versa;

    (b)
    words denoting the masculine gender include the feminine gender;

    (c)
    words importing persons include companies, associations or bodies of persons whether corporate or not;

    (d)
    the word:—

              (i)  "may" shall be construed as permissive;

             (ii)  "shall" shall be construed as imperative; and

    (e)
    unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

        (3)   In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic communication and other modes of representing words in a visible form.

        (4)   In these Bye-laws, headings are used for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.
Board of Directors

        The business of the Company shall be managed and conducted by the Board.

3.
Management of the Company

        (1)   In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

        (2)   No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

        (3)   The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.
Power to appoint managing director or chief executive officer

        The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.
Power to appoint manager

        The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.
Power to authorise specific actions

        The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.
Power to appoint attorney

        The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.
Power to delegate to a committee

        The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors (except for the Audit Committee which must consist only of Independent Directors) and every such committee shall conform to such directions as the Board shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board whether by resolution, by the written charters establishing such committees, or otherwise.

9.
Power to appoint and dismiss employees

        The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.
Power to borrow and charge property

        The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.
Exercise of power to purchase shares of or discontinue the Company

        (1)   The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

        (2)   The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.
Nomination and Election of Directors

        (1)   Only persons selected, or recommended for the Board's selection, by a majority of the Independent Directors or by a nominations committee comprised solely of Independent Directors with the purpose of selecting or recommending persons for election or appointment as Directors may be proposed for election or appointment as Directors, subject to Bye-law 12(2) and Bye-law 90.

        (2)   Bye-law 12(1) shall not apply to any nomination or appointment of a person as a Director where such nomination or appointment is by one or more members of the Company who have a right, legally binding on the Company, to nominate and have appointed a person as a Director.

        (3)   The Board shall adopt a formal written charter or Board resolution addressing the nominations process and related matters.

        (4)   The Board shall consist of such number of Directors being not less than two Directors and not more than ten Directors as the Board may from time to time determine. The Board shall consist of a majority of Independent Directors, subject to Bye-law 90. The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. At the first general meeting which is held after the date of adoption of these Bye-laws for the purpose of electing Directors, the Class I Directors shall be elected for a three year term of office, the Class II Directors shall be elected for a two year term of office and the Class III Directors shall be elected for a one year term of office. At the annual general meeting in 2005 and at each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 14(3).

        (5)   Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for selection or recommendation for election as a Director pursuant to Bye-law 12(1), notice must be given to the Company of the intention to propose him and of his or her willingness to serve as a Director. That notice must be given not less than 60 days before the anniversary of the last annual general meeting prior to the giving of the notice or not less than 10 days prior to the meeting at which Directors are to be elected, whichever deadline occurs earlier.

        (6)   Where the number of persons validly proposed for election or re-election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors and an absolute majority of the votes cast shall not be a pre-requisite to the election of such Directors.

13.
Defects in appointment of Directors

        All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.
Alternate Directors

        (1)   Subject to Bye-law 12, any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorise the Board to appoint such Alternate Directors. Subject to Bye-law 12, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

        (2)   An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

        (3)   An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.
Removal of Directors

        (1)   Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, provided that:

    (a)
    the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal; and

    (b)
    in order to be duly passed, a resolution removing a Director other than for cause shall require the affirmative votes of the holders of not less than 66% of the voting shares of the Company in issue.

        (2)   A Director may be removed from office by a resolution passed by the affirmative vote of all of the other Directors in office given at a meeting of the Board duly convened and held (which vote may, for the avoidance of doubt, be given by an Alternate Director in the absence of the Director to whom the person is alternate).

        (3)   Subject to Bye-law 12, a vacancy on the Board created by the removal of a Director under the provisions of subparagraphs (1) or (2) of this Bye-law may be filled by the Members in the case of removal under subparagraph (1) or the Board in the case of removal under subparagraph (2) (which for the avoidance of doubt shall not include the Director so removed) at the meeting at which such Director is removed and, in the absence of such election or appointment by the Members, the Board (which, for the avoidance of doubt shall not include the Director so removed) may fill the vacancy.

16.
Vacancies on the Board

        (1)   Subject to Bye-law 12, the members in general meeting or the Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed. For the avoidance of doubt, "the Board" for the purposes of this Bye-law 16(1) shall not include any Director whose death, disability, disqualification or resignation has given rise to such vacancy.

        (2)   The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

        (3)   The office of Director shall be vacated if the Director:—

          (a)   is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b)   is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)   is or becomes of unsound mind or dies;

          (d)   resigns his or her office by notice in writing to the Company.

17.
Notice of meetings of the Board

        (1)   A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

        (2)   Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

18.
Quorum at meetings of the Board

        The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office.

19.
Meetings of the Board and of Independent Directors

        (1)   The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

        (2)   Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

        (3)   A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

        (4)   The Independent Directors shall meet at regularly scheduled meetings at least twice a year at which only Independent Directors are present.

20.
Unanimous written resolutions

        A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

21.
Contracts and disclosure of Directors' interests

        (1)   Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

        (2)   A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

        (3)   Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.
Remuneration of Directors

        The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.
Officers of the Company

        The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.
Appointment of Officers

        (1)   The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

        (2)   The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.
Remuneration of Officers

        (1)   Subject to Bye-law 25(2), the Officers shall receive such remuneration as the Board may from time to time determine.

        (2)   Remuneration of the Chief Executive Officer and of each of the other executive Officers of the Company shall be determined, or recommended to the Board for determination, either by a majority of the Independent Directors or a committee comprised solely of Independent Directors with the purpose of determining the remuneration of the Chief Executive Officer and the other executive Officers of the Company, subject to Bye-law 90. The Chief Executive Officer shall not be present during voting or deliberations on the remuneration of the Chief Executive Officer.

26.
Duties of Officers

        The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.
Chairman of meetings

        Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.
Register of Directors and Officers

        The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.
Obligations of Board to keep minutes

        (1)   The Board shall cause minutes to be duly entered in books provided for the purpose:—

    (a)
    of all elections and appointments of Officers;

    (b)
    of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

    (c)
    of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

        (2)   Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.
Indemnification of Directors and Officers of the Company

        The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

31.
Waiver of claim by Member

        Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.
Notice of annual general meeting

        The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or the Board shall appoint. At least 21 days notice of such meeting shall be given to each Member entitled to attend and vote thereat stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.
Notice of special general meeting

        The Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 21 days' notice to each Member entitled to attend and vote thereat which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.
Accidental omission of notice of general meeting

        The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.
Meeting called on requisition of Members

        Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.
Short notice

        A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.
Postponement and cancellation of meetings

        The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

38.
Quorum for general meeting

        At any general meeting of the Company ten persons or more present in person at the start of the meeting and representing in person or by proxy in excess of 33 1/3% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.
Adjournment of meetings

        (1)   The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present) adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

    (a)
    it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

    (b)
    the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

    (c)
    an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

        (2)   Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.
Attendance and security at meetings

        (1)   Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

        (2)   The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

41.
Written resolutions

        (1)   Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

        (2)   A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

        (3)   For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

        (4)   A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

        (5)   A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

        (6)   This Bye-law shall not apply to:—

    (a)
    a resolution passed pursuant to Section 89(5) of the Act; or

    (b)
    a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.
Attendance of Directors

        The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.
Voting at meetings

        (1)   Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

        (2)   No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.
Voting on show of hands

        At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.
Decision of chairman

        (1)   At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

        (2)   At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.
Demand for a poll

        (1)   Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:—

    (a)
    the chairman of such meeting; or

    (b)
    at least three Members present in person or represented by proxy; or

    (c)
    any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

    (d)
    any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

        (2)   Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

        (3)   A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time at such meeting as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

        (4)   Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.
Seniority of joint holders voting

        In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.
Instrument of proxy

        (1)   A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the form of Form A in the Schedule hereto or such other form as the Board may determine from time to time or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

        (2)   The appointment of a proxy must be received by the Company at the registered office or at such other place or places or in such manner and at such time as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner and at the time so permitted shall be invalid.

        (3)   A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

        (4)   The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

49.
Representation of corporations at meetings

        A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

50.
Rights of shares

        (1)   At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three classes: (i) 70,000,000 Common Shares, (ii) 1,000,000 Preference Shares and (iii) 1,200,000 Deferred Shares.

        (2)   The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):—

    (a)
    be entitled to one vote per share;

    (b)
    be entitled to such dividends as the Board may from time to time declare;

    (c)
    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

    (d)
    generally be entitled to enjoy all of the rights attaching to shares.

        (3)   Subject to these Bye-laws and to the requirements of any exchange on which shares of the Company are listed and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

        (4)   The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

    (a)
    the number of shares constituting that series and the distinctive designation of that series;

    (b)
    the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (c)
    whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

    (d)
    whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

    (e)
    whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (f)
    whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    (g)
    the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

    (h)
    the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

    (i)
    any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

        (5)   While ever and whenever any shares of the Company of any other class are in issue: (a) Holders of Deferred Shares shall have no right to receive notice of general meetings nor shall Deferred Shares entitle the holder to any votes at general meetings of the Company; (b) Deferred Shares shall have no right to participate in any dividend or distribution and, on a return of capital shall entitle the holder to no rights other than to repayment of the par value thereof and then only once $1,000,000 per share has been paid to holders of all other classes of shares of the Company then in issue.

51.
Power to issue shares

        (1)   Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

        (2)   At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

        (3)   The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

        (4)   The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

        (5)   The Company may from time to time do any one or more of the following things:

    (a)
    make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

    (b)
    accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

    (c)
    pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

    (d)
    issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

        (6)   The Company shall not establish a share option or purchase plan pursuant to which shares may be acquired by officers or directors or other such arrangements, (except for (i) warrants or rights issued generally to holders of the Company's shares, options or other securities or (ii) share option or purchase plans or arrangements available to employees of the Company generally) unless such plan or arrangement has been approved by a resolution of the Members by the affirmative votes of the holders of a simple majority of all issued voting shares of the Company. Shareholder approval shall not be required under this Bye-law:

    (a)
    in order for the Company to establish a share option or purchase plan or other such arrangements pursuant to which shares may be issued to a person not previously employed by the Company as an inducement considered by the Board to be essential to the individual's entering into an employment contract with the Company or any of its subsidiaries; or

    (b)
    the establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of common shares then outstanding, 1% of the voting power then outstanding, or 25,000 shares.

        (7)   For so long as shares of the Company are admitted to trading on the NASDAQ National Market the Company shall comply with the Rules of the National Association of Securities Dealers relating to the requirement for shareholder approval of certain share issuances to the extent applicable for the time being, to the effect that approval by a resolution of the Members by an affirmative vote of the holders of not less than a simple majority of all issued voting shares of the Company shall be required in order for the Company to sell or issue (other than by means of a public offering, as such term is contemplated in the Rules of the National Association of Securities Dealers):

    (a)
    common shares (or securities convertible into or exercisable for common shares) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common shares or 20% or more of the voting power outstanding before the issuance; or

    (b)
    common shares (or securities convertible into or exercisable for common shares) equal to 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the shares.

52.
Variation of rights, alteration of share capital and purchase of shares of the Company

        (1)   Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

        (2)   If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with

Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

        (3)   The Company may from time to time if authorised by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

        (4)   The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53.
Registered holder of shares

        (1)   The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

        (2)   Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54.
Death of a joint holder

        Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.
Share certificates

        (1)   Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

        (2)   The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

        (3)   If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56.
Calls on shares

        (1)   The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

        (2)   Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

        (3)   The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57.
Forfeiture of shares

        (1)   If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

        (2)   If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

        (3)   A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

        (4)   The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

REGISTER OF MEMBERS

58.
Contents of Register of Members

        The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59.
Inspection of Register of Members

        The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

60.
Determination of record dates

        Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:—

    (a)
    determining the Members entitled to receive any dividend; and

    (b)
    determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

61.
Instrument of transfer

        (1)   An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The Board may also accept mechanically executed transfers. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

        (2)   The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

        (3)   Shares may be transferred without a written instrument of transfer if transferred by an appointed agent or otherwise in accordance with the Act.

62.
Restriction on transfer

        (1)   The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

        (2)   If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.
Transfers by joint holders

        The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

64.
Representative of deceased Member

        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.
Registration on death or bankruptcy

        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

66.
Declaration of dividends by the Board

        The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

67.
Other distributions

        The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

68.
Reserve fund

        The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

69.
Payment of Dividends and Deduction of Amounts due to the Company

        (1)   Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct bank transfer to such bank account as such Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

        (2)   The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

        (3)   Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

        (4)   The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 69(4) in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION

70.
Issue of bonus shares

        (1)   The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares.

        (2)   The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

71.
Records of account

        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:—

    (a)
    all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

    (b)
    all sales and purchases of goods by the Company; and

    (c)
    the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.
Financial year end

        The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30 November in each year.

73.
Financial statements

        Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

74.
Powers of Audit Committee

        The Board shall establish an Audit Committee pursuant to a formal written charter. The Audit Committee shall be responsible for recommending to the Members the appointment, compensation and retention of the Company's Auditor and shall be responsible for overseeing the Auditor and shall have the other powers and responsibilities set forth in its charter and, to the extent that any such matters are delegated to the Board by the Members, the Audit Committee shall be solely responsible for such matters.

75.
Composition of Audit Committee

        The Audit Committee shall have a minimum of three members and shall consist solely of Independent Directors. Each member of the Audit Committee must not have participated in the preparation of the financial statements of the Company at any time during the three year period preceding such person's appointment to the Audit Committee. Each member of the Audit Committee must be able to read and understand fundamental financial statements at the time of such person's appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting or other comparable background which results in financial sophistication. The composition requirements of the Audit Committee shall be subject to Bye-law 90.

76.
Remuneration of Audit Committee Members

        Members of the Audit Committee shall not receive any consulting, advisory or other remuneration fee from the Company other than remuneration in connection with such Independent Director's service on the Audit Committee, the Board or any other committee thereof.

77.
Appointment of Auditor

        Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor must meet the applicable requirements of independence set forth in the applicable rules and regulations of the NASDAQ National Market and U.S. federal securities laws.

78.
Remuneration of Auditor

        The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

79.
Vacation of office of Auditor

        If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

80.
Access to books of the Company

        The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

81.
Report of the Auditor

        (1)   Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

        (2)   The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee and to Members in general meeting.

        (3)   The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

82.
Notices to Members of the Company

        (1)   A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

        (2)   The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

83.
Notices to joint Members

        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

84.
Service and delivery of notice

        (1)   Save as otherwise provided in Bye-law 84(2), any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

        (2)   Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States or Bermuda.

SEAL OF THE COMPANY

85.
The seal

        The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

86.
Manner in which seal is to be affixed

        The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

87.
Winding-up/distribution by liquidator

        If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

BUSINESS COMBINATIONS

88.
Business Combinations

        (1)   Subject to paragraph (2), the Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Members by the affirmative votes of the holders of not less than 66% of the voting shares of the Company in issue.

        (2)   Paragraph (1) shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws 38 and 43 respectively.

        (3)   In this Bye-law, "Business Combination" means:

    (i)
    any amalgamation, merger, consolidation or similar transaction involving the Company;

    (ii)
    any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the Group.

ALTERATION OF BYE-LAWS

89.
Alteration of Bye-laws

        (1)   Subject to paragraph (2), no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

        (2)   Bye-laws 12, 15, 88 and 89 shall not be rescinded, altered or amended, and no new Bye law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-Laws, until the same has been approved by a resolution of the Board and by a resolution of the Members by the affirmative vote of not less than 66% of the voting shares of the Company in issue.

90.
Suspension of Independence Requirements

        (1)   The Board shall comply with, and Board and Board committee decisions shall be made in compliance with, the provisions of Bye-laws 12, 25, 74, 75, 76 and 77 that require that the Board or any Board committee be composed of, or nomination and remuneration decisions of the Board or a Board committee be made by, a certain proportion or a specific minimum number of Independent Directors by July 31, 2005 and, until that date, non-compliance shall not constitute a breach of the requirements of these Bye-laws.

        (2)   If at any time the Board shall not consist of a majority of Independent Directors due to a director ceasing to meet the criteria for independence, a director's death, resignation or otherwise, the requirements of these Bye-laws that the Board consist of a majority of Independent Directors, that any committee of the Board consist of a certain proportion or a specific minimum number of Independent Directors or that remuneration or nomination decisions be made solely by, or by a certain proportion or specific minimum number of, Independent Directors, shall be suspended until such time as the Board or the members of the Company otherwise determine.

******
***
*

SCHEDULE—FORM A (Bye-law 48)

Xyratex Ltd

P R O X Y

I/We
of
the holder(s) of                        share(s) in the above-named company hereby appoint                        or failing him/her                        or failing him/her                        as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the        day of                        , 20    , and at any adjournment thereof.

Dated this        day of                        , 20

*GIVEN under the seal of the Company
*Signed by the above-named

Witness

*Delete as applicable.

SCHEDULE—FORM B (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the        day of                        , 20    last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the        day of                        , 20    last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of                        per annum computed from the said        day of                        , 20    last, on or before the        day of                        , 20    next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this        day of                        , 20

[Signature of Secretary]
By order of the Board

SCHEDULE—FORM C (Bye-law 61)

TRANSFER OF A SHARE OR SHARES
FOR VALUE RECEIVED	[amount]
[transferor]
hereby sell assign and transfer unto	[transferee]
of	[address]
[number of shares]
shares of	[name of Company]

Dated
(Transferor)
In the presence of:
(Witness)
(Transferee)
In the presence of:
(Witness)

SCHEDULE—FORM D (Bye-law 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

  I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

  WITNESS our hands this        day of                        , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)
Signed by the above-named	)
[transferee]	)
in the presence of:	)

QuickLinks

  Exhibit 1.2
TABLE OF CONTENTS
INTERPRETATION
BOARD OF DIRECTORS
OFFICERS
MINUTES
INDEMNITY
MEETINGS
SHARE CAPITAL AND SHARES
REGISTER OF MEMBERS
TRANSFER OF SHARES
TRANSMISSION OF SHARES
DIVIDENDS AND OTHER DISTRIBUTIONS
CAPITALISATION
ACCOUNTS AND FINANCIAL STATEMENTS
AUDIT
NOTICES
SEAL OF THE COMPANY
WINDING-UP
BUSINESS COMBINATIONS
ALTERATION OF BYE-LAWS
SCHEDULE—FORM A (Bye-law 48)
SCHEDULE—FORM B (Bye-law 57)
SCHEDULE—FORM C (Bye-law 61)
SCHEDULE—FORM D (Bye-law 65)